                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934





               DATE OF REPORT (Date of earliest event reported):
                       January 20, 1998 (January 6, 1997)
                      ------------------------------------


                            SPIEKER PROPERTIES, L.P.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



            CALIFORNIA               33-98372-01               94-3188774
  -------------------------------    ------------            -------------
  (State or other jurisdiction of    (Commission             (IRS Employer
  incorporation or organization)      File Number)        Identification No.)



     2180 SAND HILL ROAD, MENLO PARK, CA                            94025
------------------------------------------------              ------------------
     (Address of principal executive offices)                     (Zip code)



                                 (650) 854-5600
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

This document consists of 23 pages.

                            SPIEKER PROPERTIES, L.P.
                                 CURRENT REPORT
                                       ON
                                    FORM 8-K


Item 5.  Other Events

The following operating properties, which were not included in a prior Report on Form 8-K, were or are to be acquired by Spieker Properties, L.P. from unrelated parties between November 29, 1997, and January 20, 1998, or expected date of acquisition. Spieker Properties, Inc. owns an approximate 89.2% general partners' interest in Spieker Properties, L.P. (the "Operating Partnership" and collectively with Spieker Properties, Inc. referred to as the "Company"):

Audited Pending Property Acquisitions

Transpacific Development Company Portfolio (the "TDC Portfolio"), a 2,968,846 square foot portfolio with office properties located in Northern and Southern California and Arizona, is expected to close in several phases beginning in February 1998 and concluding by the end of March 1998 for $429.5 million.

Unaudited Property Acquisitions

Koll Bellefield, a 66,000 square foot office building located in Bellevue, Washington, was acquired on January 9, 1998, for $10.3 million.

The costs shown above for each acquisition represent the initial cost at the time of acquisition.

Acquisitions - General

The properties were or are to be acquired using funds provided by the Company's unsecured line of credit, short-term floating rate bridge financing, the issuance of unsecured investment grade rated debt, operating partnership units, common stock and preferred stock.

The Company believes these acquisitions are consistent with the Company's objective of becoming the preeminent real estate operating company focusing on industrial and suburban office property in selected western United States markets. In assessing the properties acquired, the Company considered current operations, including occupancy levels, rental rates, expenses and ongoing capital requirements. Further, the Company's management considered the rental market for the type and location of the acquired property and, where applicable, the cost of building improvements.

The pending acquisition of the TDC Portfolio involves a significant amount of assets, defined by rule 3-14 of regulation S-X to be an amount in excess of 10% of the total assets of the Company based on the last audited balance sheet (i.e. December 31, 1996). Additional acquisitions, while not considered individually "significant", may in the aggregate be significant. Certain audited historical and pro forma financial information concerning The TDC Portfolio is provided in
Item 7 of this Current Report on Form 8-K.

In aggregate, the Company has or will have acquired one property and one portfolio totaling 3.0 million square feet of rentable space during the period from November 29, 1997, to January 20, 1998, or expected date of acquisition, for $439.8 million.

The following operating properties previously reported in the November 28, 1997, Report on Form 8-K were reported as pending, and their current status is as follows:

Audited Property Acquisition

San Jose Concourse, a 541,000 square foot office complex located in San Jose, California, was acquired January 6, 1998. The purchase price of $170.1 million also includes 6.6 acres of entitled land which will accommodate the planned development of an additional two buildings totaling 331,000 square feet of office space and a 960 stall parking garage. Certain audited historical financial information concerning San Jose Concourse is provided in Item 7 of this Current Report on Form 8-K.

Unaudited Property Acquisitions

ABAM Building, a 50,000 square foot office building located in Federal Way, Washington, was acquired on December 1, 1997 for $4.9 million.

Douglas Center, a 100,000 square foot office building located in Roseville, California, was acquired on December 1, 1997 for $12.0 million.

11999 San Vicente, a 55,457 square foot office building located in Brentwood, California, was acquired on December 12, 1997 for $12.5 million.

Dispositions

Arden Office, a 52,313 square foot office building located in Sacramento, California, was disposed of on December 1, 1997 for $3.4 million.

Howe Avenue Office, a 118,473 square foot office complex located in Sacramento, California was disposed of on December 1, 1997 for $8.8 million.

Arden Square, a 100,162 square foot retail center located in Sacramento, California, was disposed of on December 23, 1997, for $10.3 million.

Other

As previously reported on Form 8-K dated June 27, 1997, the Company acquired seventeen properties totaling 4.4 million square feet of net rentable space for $523.1 million and disposed of seven properties totaling 0.7 million square feet of net rentable space for $78.4 million during the period from January 1, 1997, to June 27, 1997.

As previously reported on Form 8-K dated September 22, 1997, the Company acquired or was to have acquired eight properties and two portfolios totaling
9.3 million square feet of rentable space for $996.3 million and disposed of one property totaling 49,750 square feet for $2.4 million during the period from June 28, 1997, to September 22, 1997.

As previously reported on Form 8-K dated November 28, 1997, the Company acquired or was to have acquired 13 properties and one portfolio totaling 3.0 million square feet of net rentable space for $546.0 million. The WCB Portfolio square footage and acquisition cost was included in the summary of the Form 8-K dated September 22, 1997.

The TDC Portfolio, the Koll Bellefield property and the properties previously reported in the June 27, 1997, Form 8-K, the September 22, 1997, Form 8-K and the November 28, 1997, Form 8-K, represent the Acquired Properties, Pending Acquisitions and Disposed Properties included in the pro forma financials included in Item 7 of this Current Report on Form 8-K.

As of January 20, 1998, including pending acquisitions, the Company owns or will own 41.5 million square feet of properties, consisting of 21.0 million square feet of office properties, 19.7 million square feet of industrial properties and
 .8 million square feet of retail properties.

Item 7. Financial Statements and Exhibits.


(a) (i) Statements of Revenues and Certain Expenses for the San Jose Concourse

        Report of Independent Public Accountants
        Statements of Revenues and Certain Expenses for the nine months ended
           September 30, 1997, (unaudited) and for the year ended December 31, 1996
        Notes to Statements of Revenues and Certain Expenses for the nine months ended September 30, 1997, (unaudited) and for the year ended December 31, 1996

   (ii) Statements of Revenues and Certain Expenses for the TDC Portfolio

        Report of Independent Public Accountants
        Statements of Revenues and Certain Expenses for the TDC Portfolio for the nine months ended September 30, 1997, (unaudited) and for the year ended December 31, 1996
        Notes to Statements of Revenues and Certain Expenses for the TDC
           Portfolio for the nine months ended September 30, 1997, (unaudited) and for the year ended December 31, 1996

(b)     Pro Forma Financial Information

        Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1997 Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 1997, and for the year ended December 31, 1996
        Notes and adjustments to Pro Forma Condensed Consolidated Financial Statements

(c)     Exhibits

        23.1  Consent of Independent Public Accountants

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the General Partners of Spieker Properties, L.P.:

        We have audited the accompanying statement of revenues and certain expenses of the San Jose Concourse, as defined in Note 1, for the year ended December 31, 1996. This financial statement is the responsibility of the management of Spieker Properties, L.P. (the "Company"). Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis of our opinion.

        The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Company's Current Report on Form 8-K dated January 20, 1998, and is not intended to be a complete presentation of the revenues and expenses of the San Jose Concourse.

        In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the San Jose Concourse for the year ended December 31, 1996, in conformity with generally accepted accounting principles.



San Francisco, California                          ARTHUR ANDERSEN LLP

December 22, 1997

                            SPIEKER PROPERTIES, L.P.

                   STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                           FOR THE SAN JOSE CONCOURSE
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)
                    AND FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (in thousands)


                                              Nine Months Ended      Year Ended
                                              September 30, 1997   December 31, 1996
                                              ------------------   -----------------
                                                 (unaudited)
RENTAL REVENUES                                    $ 9,284             $10,656
CERTAIN EXPENSES:
   Rental expenses                                   2,322               2,883
   Real estate taxes                                   556                 769
                                                   -------             -------
                                                     2,878               3,652
                                                   -------             -------
REVENUES IN EXCESS OF CERTAIN EXPENSES             $ 6,406             $ 7,004
                                                   =======             =======


        The accompanying notes are an integral part of these statements.

                            SPIEKER PROPERTIES, L.P.

              NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                           FOR THE SAN JOSE CONCOURSE
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)
                    AND FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (in thousands)


1. Basis of Presentation and Summary of Significant Accounting Policies:

   Properties Acquired

   The accompanying statements of revenues and certain expenses include the operations (see "Basis of Presentation" below) of the San Jose Concourse (the "Property") acquired by Spieker Properties, L.P. (the "Company") on January 6, 1998. Spieker Properties, Inc. owns an approximate 89.2% general partners' interest in Spieker Properties, L.P. (the "Operating Partnership" collectively with Spieker Properties, Inc. referred to as the "Company").

   Basis of Presentation

   The accompanying statements of revenues and certain expenses are not representative of the actual operations of the Property for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the Property; however, the Company is not aware of any material factors relating to the Property that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist of property management fees, interest, depreciation and amortization and other costs not directly related to the future operations of the Property.

   The financial information presented for the nine months ended September 30, 1997, is unaudited. In the opinion of management, the unaudited financial information contains all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the statements of revenues and certain expenses for the Property.

   Revenue Recognition

   All leases are classified as operating leases, and rental revenue is recognized on a straight-line basis over the terms of the leases.

   Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses. Actual results could differ from those estimates.

2. Leasing Activity:

   The minimum future rental revenues from leases in effect as of October 1, 1997, for the remainder of 1997 and annually thereafter are as follows:


              Year                                       Amount
              ----                                       ------
              1997 (three months)                       $  2,964
              1998                                        11,075
              1999                                         9,716
              2000                                         7,205
              2001                                         4,761
              Thereafter                                   6,542
                                                        --------
                                                        $ 42,263
                                                        ========

   In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $268 for the nine months ended September 30, 1997, (unaudited) and $417 for the year ended December 31, 1996. Certain leases contain options to renew.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the General Partners of Spieker Properties, L.P.:

        We have audited the accompanying statement of revenues and certain expenses of the TDC Portfolio, as defined in Note 1, for the year ended December 31, 1996. This financial statement is the responsibility of the management of Spieker Properties, L.P. (the "Company"). Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis of our opinion.

        The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Company's Current Report on Form 8-K dated January 20, 1998, and is not intended to be a complete presentation of the revenues and expenses of the TDC Portfolio.

        In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the TDC Portfolio for the year ended December 31, 1996, in conformity with generally accepted accounting principles.



San Francisco, California                          ARTHUR ANDERSEN LLP
December 1, 1997

                            SPIEKER PROPERTIES, L.P.

                   STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                             FOR THE TDC PORTFOLIO
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)
                    AND FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (in thousands)


                                              Nine Months Ended      Year Ended
                                             September 30, 1997   December 31, 1996
                                             ------------------   -----------------
                                                 (unaudited)
RENTAL REVENUES                                    $40,445             $54,121
CERTAIN EXPENSES:
   Rental expenses                                  11,541              13,978
   Real estate taxes                                 3,036               3,405
                                                   -------             -------
                                                    14,577              17,383
                                                   -------             -------
REVENUES IN EXCESS OF CERTAIN EXPENSES             $25,868             $36,738
                                                   =======             =======

        The accompanying notes are an integral part of these statements.

                            SPIEKER PROPERTIES, L.P.

              NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
                             FOR THE TDC PORTFOLIO
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)
                    AND FOR THE YEAR ENDED DECEMBER 31, 1996
                                 (in thousands)


1.   Basis of Presentation and Summary of Significant Accounting Policies:

     Properties Acquired

     The accompanying statements of revenues and certain expenses include the operations (see "Basis of Presentation" below) of the TDC Portfolio (the "Property") to be acquired by Spieker Properties, L.P. (the "Company") in February and March 1998. Spieker Properties, Inc. owns an approximate 89.2% general partners' interest in Spieker Properties, L.P. (the "Operating Partnership" collectively with Spieker Properties, Inc. referred to as the "Company").

     Basis of Presentation

     The accompanying statements of revenues and certain expenses are not representative of the actual operations of the Property for the periods presented. Certain expenses may not be comparable to the expenses expected to be incurred by the Company in the proposed future operations of the Property; however, the Company is not aware of any material factors relating to the Property that would cause the reported financial information not to be indicative of future operating results. Excluded expenses consist of property management fees, interest, depreciation and amortization and other costs not directly related to the future operations of the Property.

     The financial information presented for the nine months ended September 30, 1997, is unaudited. In the opinion of management, the unaudited financial information contains all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the statements of revenues and certain expenses for the Property.

     Revenue Recognition

     All leases are classified as operating leases, and rental revenue is recognized on a straight-line basis over the terms of the leases.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses. Actual results could differ from those estimates.

2.   Leasing Activity:

     The minimum future rental revenues from leases in effect as of October 1, 1997, for the remainder of 1997 and annually thereafter are as follows:


     Year                                       Amount
     ----                                       ------
     1997 (three months)                       $ 12,584
     1998                                        47,443
     1999                                        40,082
     2000                                        25,257
     2001                                        19,856
     Thereafter                                  27,751
                                               --------
                                               $172,973
                                               ========


     In addition to minimum rental payments, tenants pay reimbursements for their pro rata share of specified operating expenses, which amounted to $4,090 or the nine months ended September 30, 1997, (unaudited) and $5,973 for the year ended December 31, 1996. Certain leases contain options to renew.

                            SPIEKER PROPERTIES, L.P.

                         PRO FORMA FINANCIAL INFORMATION


        The unaudited, pro forma condensed consolidated balance sheet as of September 30, 1997, reflects the incremental effect of the acquired properties, pending acquisitions and disposed properties (collectively, the "Acquired Properties, Pending Acquisitions and Disposed Properties") described in Item 5 of this Current Report on Form 8-K as if such transactions occurring after September 30, 1997, had all occurred on September 30, 1997. The accompanying unaudited, pro forma condensed consolidated statements of operations for the nine months ended September 30, 1997, and the year ended December 31, 1996, reflect (i) the incremental effect of the Acquired Properties, Pending Acquisitions and Disposed Properties described in Item 5; (ii) the incremental effect of the acquisition of 4.7 million net rentable square feet of property and two mortgages during 1996 and (iii) certain other adjustments as if such transactions and adjustments had all occurred on January 1, 1996.

        These statements should be read in conjunction with respective consolidated financial statements and notes thereto included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, and its Annual Report on Form 10-K for the year ended December 31, 1996. In the opinion of management, the unaudited, pro forma condensed consolidated financial information provides for all adjustments necessary to reflect the effects of the Acquired Properties, Pending Acquisitions and Disposed Properties.

        These pro forma statements may not necessarily be indicative of the results that would have actually occurred if the acquisitions had been in effect on the date indicated, nor does it purport to represent the financial position, results of operations or cash flows for future periods.

        These pro forma statements may also not necessarily be indicative of the Company's final financing plans to meet its financial requirements in connection with the acquisitions described herein. See footnotes (c) and (d).

                            SPIEKER PROPERTIES, L.P.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
                        (unaudited, dollars in thousands)


                                                                          Common
                                                                        Stock and
                                                                        Preferred
                                             Acquired          Debt        Stock          Pending          Property
                            Historical(a)  Properties(b)   Issuances(c) Issuances(d)  Acquisitions(e) Dispositions(f)  Pro Forma
                            ------------   ------------    -----------  ------------  --------------  --------------   ---------
ASSETS
Investment in real estate,
  net                        $2,175,049     $1,143,969       $     --     $     --       $526,700       $(33,515)     $3,812,203
Cash and cash equivalents        38,786       (993,786)       730,772      515,376       (326,741)        39,274           3,681
Deferred financing and
  leasing costs, net             26,453             --          4,228           --             --             --          30,681
Other assets                     38,979             --             --           --             --             --          38,979
                             ----------     ----------       --------     --------       --------       --------      ----------
   Total assets              $2,279,267     $  150,183       $735,000     $515,376       $199,959       $  5,759      $3,885,544
                             ==========     ==========       ========     ========       ========       ========      ==========

LIABILITIES
Mortgage loans               $   84,863     $   12,076       $     --     $     --       $     --       $     --      $   96,939
Unsecured line of credit        138,000         55,601             --      (78,560)       134,959             --         250,000
Unsecured notes                 935,000            --         535,000           --             --             --       1,470,000
Bridge Loan                         --             --         200,000           --             --             --         200,000
Other liabilities                98,860            --              --           --             --             --          98,860
                             ----------     ----------       --------     --------       --------       --------      ----------
   Total liabilities          1,256,723         67,677        735,000      (78,560)       134,959             --       2,115,799
                             ----------     ----------       --------     --------       --------       --------      ----------

MINORITY INTEREST                (1,265)            --             --           --             --             --          (1,265)
                             ----------     ----------       --------     --------       --------       --------      ----------

PARTNERS' CAPITAL
General Partners                949,789             --             --      593,936             --          5,759       1,549,484
Limited Partners                 74,020         82,506             --           --         65,000             --         221,526
                             ----------     ----------       --------     --------       --------       --------      ----------
   Total Partners' Capital    1,023,809         82,506             --      593,936         65,000          5,759       1,771,010
                             ----------     ----------       --------     --------       --------       --------      ----------
                             $2,279,267     $  150,183       $735,000     $515,376       $199,959       $  5,759      $3,885,544
                             ==========     ==========       ========     ========       ========       ========      ==========


         The accompanying notes are an integral part of these unaudited, pro forma condensed consolidated financial statements.

                            SPIEKER PROPERTIES, L.P.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
            (unaudited, dollars in thousands, except per share data)


                                                        Acquired        Pending       Property          Other
                                       Historical(a)  Properties(h) Acquisitions(i) Dispositions(j)   Adjustments        Pro Forma
                                       -------------  -------------   ------------- ---------------  ------------       ------------
REVENUES
  Rental income                            $221,424        $132,442        $46,928        $(7,772)       $(18,362)(k)      $374,660
  Interest and other income                   4,767              --             --           (342)         12,828 (l)        17,253
                                           --------        --------        -------        -------        --------          --------
  Total revenue                             226,191         132,442         46,928         (8,114)         (5,534)          391,913
                                           --------        --------        -------        -------        --------          --------

OPERATING EXPENSES
  Rental expenses                            44,514          28,596         14,155         (1,415)         (4,020)(k)        81,830
  Real estate taxes                          17,077          10,122          3,418           (720)         (1,514)(k)        28,383
  Interest expense, including
   amortization of finance costs             40,914              --             --             --          61,879(m)        102,793
  Depreciation and amortization              36,457          22,096          8,083           (511)         (4,331)(k)        61,794
  General and administrative and             10,255              --             --             --              --            10,255
   other expenses                          --------        --------        -------        -------        --------          --------
     Total operating expenses               149,217          60,814         25,656         (2,646)         52,014           285,055
                                           --------        --------        -------        -------        --------          --------

Income from operations before
   disposition of property and
   minority interests                        76,974          71,628         21,272         (5,468)        (57,548)          106,858
                                           --------        --------        -------        -------        --------          --------

Minority interests share in net
   income                                       (13)             --             --             --              --              (13)
                                           --------        --------        -------        -------        --------          --------


Net income before disposition of
  property                                 $ 76,961        $ 71,628        $21,272        $(5,468)       $(57,548)         $106,845
                                         ==========        ========        =======        =======        ========          ========

Net income per operating partnership
 unit                                      $   1.40                                                                        $   1.52
                                         ==========                                                                        ========

Weighted average operating
 partnership units outstanding           55,137,432                                                                      70,280,759
                                         ==========                                                                      ==========



   The accompanying notes are an integral part of these unaudited, pro forma condensed consolidated financial statements.

                            SPIEKER PROPERTIES, L.P.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
              (unaudited, dollars in thousands, except share data)


                                            1996
                                          Acquired
                                         Properties
                                            and          Acquired       Pending         Property        Other
                         Historical(a)   Mortgages(g)  Properties(h) Acquisitions(i) Dispositions(j) Adjustments        Pro Forma
                         -------------   ------------  ------------- --------------- --------------- -----------       ------------
REVENUES
  Rental income               $196,471        $27,526      $230,512        $63,170        $(22,034)      $(23,917)(k)      $471,728
  Interest and other
   income                        4,228             90            --             --              --         16,431(l)         20,749
                            ----------        -------      --------        -------        --------       --------          --------
   Total Revenues              200,699         27,616       230,512         63,170         (22,034)        (7,486)          492,477
                            ----------        -------      --------        -------        --------       --------          --------

OPERATING EXPENSES
  Rental expenses               34,690          7,216        54,507         17,486          (2,724)        (5,560)(k)       105,615
  Real estate taxes             15,510          2,188        16,712          4,079          (2,142)        (1,926)(k)        34,421
  Interest expense              37,235             --            --             --              --        102,479(m)        139,714
  Depreciation and
    amortization                37,385          3,723        38,207         10,777          (3,452)        (5,775)(k)        80,865
  General and
    administrative and
    other expenses              10,115             --            --             --              --             --            10,115
                            ----------        -------      --------        -------        --------       --------          --------
   Total operating
    expenses                   134,935         13,127       109,426         32,342          (8,318)        89,218           370,730
                            ----------        -------      --------        -------        --------       --------          --------

Income from operations
 before disposition
 of  property
 and minority interests         65,764         14,489       121,086         30,828         (13,716)       (96,704)          121,747
                            ----------        -------      --------        -------        --------       --------          --------
Minority interests share
 of net income                     (23)            --            --             --              --             --               (23)
                            ----------        -------      --------        -------        --------       --------          --------

Net income before
disposition of
property                       $65,741        $14,489      $121,086        $30,828        $(13,716)      $(96,704)         $121,724
                            ==========        =======      ========        =======        ========       ========          ========
Net income per operating
partnership unit                  1.55                                                                                     $   1.73
                            ==========                                                                                     ========
Weighted average
operating partnership
units outstanding           42,460,471                                                                                   70,280,759
                            ==========                                                                                   ==========



   The accompanying notes are an integral part of these unaudited, pro forma condensed consolidated financial statements.

                            SPIEKER PROPERTIES, L.P.

                       NOTES AND ADJUSTMENTS TO PRO FORMA
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
           (unaudited, dollars in thousands, except per share amounts)


(a) Reflects historical consolidated balance sheet of the Company as of September 30, 1997, and the historical consolidated statements of operations for the nine months ended September 30, 1997, and for the year ended December 31, 1996, excluding gains on disposition of property of $18.1 million and $8.4 million, respectively.

(b) Reflects the acquisition of 8.5 million square feet of net rentable property subsequent to September 30, 1997, at an aggregate acquisition cost of $1.1 billion, including acquisition costs. The acquisitions were funded with cash on hand, proceeds from property dispositions, borrowings on the unsecured line of credit, borrowings under a bridge loan, the issuance of investment grade unsecured notes, assumption of mortgages, the issuance of operating partnership units, common stock and preferred stock.


     Property                      Acquisition Date        Cost
     --------                      ----------------        ----
     Johnson Ranch Corporate       October 1, 1997      $   20,462
       Center
     San Mateo Baycenter II        October 1, 1997          24,900
     Southgate Office Plaza        October 10, 1997         30,966
     Borregas Avenue               October 15, 1997          3,105
     California Circle             October 16, 1997         10,202
     La Jolla Centre I             October 21, 1997         29,526
     Park Plaza                    October 21, 1997          9,508
     Plaza Center/U.S. Bank        November 4, 1997         80,500
       Center
     WCB Portfolio                 November 17, 1997       725,000
     ABAM Building                 December 1, 1997          4,900
     Douglas Center                December 1, 1997         12,000
     11999 San Vicente             December 12, 1997        12,500
     San Jose Concourse            January 6, 1998         170,100
     Koll Bellefield               January 9, 1998          10,300
                                                        ----------
                                                        $1,143,969
                                                        ==========


(c) Reflects borrowings on an unsecured bridge loan of $200.0 million at an assumed interest rate of 6.34% (LIBOR plus .65%) and a maturity of two years. Also reflects the issuance of unsecured investment grade rated debt securities of $200.0 million at an interest rate of 7.35% and a maturity of 20 years. In addition, reflects the assumed issuance of unsecured investment grade rated debt securities of $335.0 million at an assumed interest rate of 6.74% and an assumed maturity of 10 years. The Company has not made a final determination of the proportion of cash on hand, proceeds from property dispositions, borrowings on the unsecured line of credit and an unsecured bridge facility, or issuances of debt securities, common stock, preferred stock, operating partnership units, or other securities that it intends to issue to meet its financing requirements in connection with the acquisitions described herein.

(d) Reflects the contribution from the issuance of 11,500,000 shares of common stock at a price of $38.88 per share and offering costs of $22.0 million. In addition, reflects the contribution from the issuance of 573,134 shares of common stock at a price of $41.88 per share and offering costs of $1.2 million. Also reflects the contribution from the issuance of 6,000,000 shares of Series C Preferred Stock at $25.00 per share, dividend rate of 7.88% of the liquidation preference of $150.0 million, and offering costs of $3.9 million. As described in note (c), the Company has not made a final determination of the proportion of cash on hand, proceeds from property dispositions, borrowings on the unsecured line of credit and an unsecured bridge facility, or issuances of debt securities, common stock, preferred stock, operating partnership units or other securities to meet its financing requirements in connection with the acquisition described herein.

(e) Reflects the pending acquisition of 3.7 million square feet of net rentable property at an aggregate pending acquisition cost of $526.7 million, including estimated acquisition costs. The acquisition will be funded with a combination of cash on hand, borrowings on the unsecured line of credit and an unsecured bridge facility, issuances of debt securities, or the issuance of operating partnership units. See notes (c) and (d).

(f) Reflects the disposition of three properties and the repayment of two investments in mortgages totaling $39.3 million and a cost basis of $33.5 million subsequent to September 30, 1997.

(g) Reflects the incremental effect on the Company's revenues, rental expenses and real estate taxes from the acquisition of 4.7 million square feet of net rentable property and two investments in mortgages during 1996. Such amounts represent the operations of the acquired properties and interest earned on mortgages prior to acquisition by the Company. Also reflects depreciation and amortization for periods prior to acquisition. Estimated depreciation and amortization has been based upon asset lives of 3 to 40 years.

(h) Reflects the incremental effect of the Company's revenues, rental expenses and real estate taxes from the acquisition of 16.0 million square feet of net rentable property during 1997 and January of 1998. Such amounts represent the operations of the properties prior to acquisition by the Company. Also reflects depreciation and amortization for periods prior to acquisition. Estimated depreciation and amortization has been based upon asset lives of 3 to 40 years.

(i) Reflects the incremental effect on the Company's revenues, rental expense and real estate taxes from the pending acquisition of 3.7 million square feet of net rentable property. Such amounts represent the operations of the properties prior to acquisition by the Company. Also reflects depreciation and amortization for periods prior to acquisition. Estimated depreciation and amortization has been based on lives of 3 to 40 years.

(j) Reflects the elimination of the operations of (i) 4 properties disposed of in 1996 and (ii) 13 properties disposed of in 1997 included in the historical statements of operations. Also reflects the elimination of interest income from the repayment of two investments in mortgages.

(k) Reflects the reduction in revenue and expenses for the portion of the WCB Portfolio, aggregating 1.7 million square feet of property, purchased by an affiliate of Spieker Properties, L.P..

(l) Reflects the increase in management fee and interest income from an affiliate of Spieker Properties, L.P. relating to the 1.7 million square feet of property in the WCB Portfolio to be purchased by an affiliate of Spieker Properties, L.P.

(m) Reflects an adjustment to interest expense based upon pro forma debt outstanding as of September 30, 1997, using the actual or assumed interest rate for fixed rate debt and an interest rate of 6.49% on the line of credit which bears interest at LIBOR plus .80%.

(n) The Company's pro forma taxable income for the 12-month period ended September 30, 1997, is approximately $159.7 million, which has been calculated as pro forma income from operations before minority interests for the same period of approximately $137.3 million plus GAAP depreciation and amortization of approximately $82.0 million less tax basis depreciation and amortization and other tax differences of approximately $59.6 million.

(o) Per unit amounts include the assumed issuance of common stock described in note (d) and reflect the dilutive effects, if any, of outstanding options on a historical basis as of September 30, 1997, and December 31, 1996, respectively, based upon the average price per common share for the period presented. Pro forma per share amounts for the same periods assume an average price per share of $38.88. There is no material difference between primary and fully diluted per share amounts.

    Had Statement of Financial Accounting Standards No. 128 - "Earnings Per Share" been adopted as of January 1, 1996, per unit amounts would have been $1.41 and $1.54 on a historical and pro forma basis, respectively for the nine months ended September 30, 1997, and $1.56 and $1.75 on a historical and pro forma basis, respectively for the year ended December 31, 1996.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                SPIEKER PROPERTIES, L.P.
                                                     (Registrant)



Date:     January 20, 1998                  By:  /s/ Elke Strunka
       ------------------------                ----------------------------
                                               Elke Strunka
                                               Vice President and
                                               Principal Accounting Officer
                                               of Spieker Properties, Inc.,
                                               general partner